Exhibit 32

Certification Required by Rule 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934

The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q for the quarterly period ended September 30, 2003 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Daniel J. Rothaupt, President and Chief Executive Officer and Amy Conley, Vice President and Chief Financial Officer of AES NY L.L.C., the General Partner of AES Eastern Energy, L.P. (the “Issuer”), each certifies that, to the best of his or her knowledge:

(1)          the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ Daniel J. Rothaupt
Daniel J. Rothaupt
President
(chief executive officer)

/s/ Amy Conley
Amy Conley
Vice President
(chief financial officer)

Date: November 12, 2003

A signed original of this written statement required by Section 906 has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.